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                                                                     EXHIBIT 5.1



                                  June __, 1998



AMB Property, L.P.
AMB Property Corporation
505 Montgomery Street
San Francisco, California  94111

        Re: Registration Statement on Form S-11 in connection with the issuance of $350,000,000 Aggregate Principal Amount of Debt Securities of AMB Property, L.P. (File No. 333-49163)

Ladies and Gentlemen:

        We have acted as special counsel to AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), and AMB Property Corporation, a Maryland corporation (the "Corporation" and together with the Operating Partnership, the "Registrants") in connection with the registration by the registrants under the Securities Act of 1933, as amended, of $350,000,000 aggregate principal amount of debt securities of the Operating Partnership (the "Securities"), guaranteed by the Corporation (the "Guarantees") on a Form S-11 Registration Statement, dated April 2, 1998 (File No. 333-49163), as amended (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission"). We also have examined the draft indenture between AMB Property, L.P. (the "Operating Partnership"), AMB Property Corporation, a Maryland corporation, and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture thereto (collectively, the "Indenture"), drafts of which have been filed as exhibits to the Registration Statement.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Operating Partnership and the Corporation in connection with the authorization and issuance of the Securities and, for


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AMB Property, L.P.
AMB Property Corporation
June ___, 1998
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the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have assumed that the Operating Partnership is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Securities and the Indenture, and that the Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to execute, deliver and perform its obligations under the Guarantees and the Indenture. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. In rendering the opinion set forth below as it relates to the laws of the State of Maryland, we have with your consent relied solely upon the opinion of Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Corporation, addressed to us and dated the date hereof, and our opinion is subject to any assumptions, exceptions, qualifications or limitations set forth in such opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1. Upon establishment by the Corporation, in its capacity as general partner of the Operating Partnership (the "General Partner"), of the terms, conditions and provisions of the Securities and due authorization by the General Partner of the Securities for issuance at a minimum price or value of consideration to be set by the General Partner, the Securities will have been duly authorized by the Operating Partnership, and, assuming the authorization, execution and delivery of the Indenture by all of the parties thereto in the form filed as an exhibit to the Registration Statement, and when duly authenticated by the Trustee and duly executed and delivered on behalf of the Operating Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Securities will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

        2. Upon the authorization, execution and delivery of the Indenture by all of the parties thereto in the form filed as an exhibit to the Registration Statement, and when the


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AMB Property, L.P.
AMB Property Corporation
June ___, 1998
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Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Operating Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Guarantees will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

        The opinions rendered above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.14 of the Indenture; and (iv) we express no opinion with respect to whether acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

        To the extent that the obligations of the Operating Partnership and the Corporation under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                             Very truly yours,



                                             /s/ LATHAM & WATKINS